UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19th, 2014

Commission File Number: 333-152002

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

825 Lebourgneuf Blvd, Suite 315

Quebec, QUEBEC G2J 0B9

(Address of principal executive offices)

Tel: 1-418-781-2954

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 19th, 2014, the Corporation appointed Messrs. Robert Boisjoli and Dr. Sami B. Chaouch, Ph.D. to the Board of Directors, joining Sebastien Cliche. On the same day, the Company appointed Mr. Philippe Germain as President.

Mr. Robert Boisjoli, FCPA, FCA, CBV, 56, is Chairman of Palos Management and President of Atwater Financial Group, a company specializing in financial advisory work including mergers and acquisitions. He is founding partner of Robert Boisjoli & Associates S.E.C., a consulting firm specializing in business valuations. Mr. Boisjoli sits on the Boards of Directors and Audit Committees of both private and publicly traded companies. He is currently Chief Financial Officer for Adventure Gold Inc., a Toronto Stock Exchange listed Company, and has been an Investment Banker with various Canadian securities firms including Deacon Capital, Dundee Securities and Hampton Securities. He obtained his Bachelor of Commerce Degree from Concordia University in 1979 and his Graduate Diploma in Accountancy (D.I.A) from Concordia University in 1981.

Dr. Sami Chaouch, Ph.D., 50, is Senior Advisor and M&A head for TQS TV Group in Montreal. Dr. Chaouch has held executive positions in Paris, Cairo and Montreal and specializes in Finance and Investment Banking. He obtained his Ph.D. in Finance from University of Paris-Dauphine in 1990.

Mr. Philippe Germain, 30, was the CEO and co-founder of Azur & Capital Fund LP, a leader in bridge financing of land and construction projects in Canada. Azur was acquired by Partners One Capital in 2014. Mr. Germain has held senior corporate positions in both Europe and North America. Mr. Germain has a combined degree in economics and political sciences with specialization in finance and statistics from Laval University and is fluent in French, German, and English.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Shareholder’s Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20th, 2014

ROI LAND INVESTMENTS, LTD.

By: /s/ Sebastian Cliche
Sebastian Cliche, Director